Exhibit 10.20

December 22, 2008

Dr. Ronald S. Levy

Executive Vice President

Unigene Laboratories, Inc.

81 Fulton Street

Boonton, NJ 07005

Re:    Amendment to Nonqualified Deferred Compensation Agreement

Dear Ron,

Reference is made to the Nonqualified Deferred Compensation Agreement (the “Deferred Compensation Agreement”) dated February 1, 2006, by and between you and Unigene Laboratories, Inc. (the “Company”).

By signing this letter agreement, you and the Company, intending to be legally bound, hereby amend the Deferred Compensation Agreement as follows, effective December 31, 2008:

The paragraph of the Deferred Compensation Agreement entitled “Acceleration of Annual Credits” is hereby amended and restated in its entirety, to read as follows:

“Acceleration of Annual Credits. Notwithstanding anything herein to the contrary, in the event of your death, disability, or in the event that there occurs a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, each within the meaning ascribed to such events by Section 409A of the Internal Revenue Code and the applicable guidance issued thereunder (any such event, a “Change in Control”), all remaining Annual Credits will be accelerated and immediately credited to your Account.”

In addition, the paragraph of the Deferred Compensation Agreement entitled “Distributions” is hereby amended to add the following sentence to the end thereof:

“Notwithstanding anything to the contrary herein, each distribution to which you are entitled under this Agreement as a result of your death or disability shall be paid to you (or to your estate, if applicable) as soon as practicable, but in no event later than 90 days following such death or disability, or the first anniversary thereof, as applicable.”

[Signature page follows]

Except as amended hereby, the Deferred Compensation Agreement is affirmed and ratified in all respects.

Sincerely,

UNIGENE LABORATORIES, INC.

By	/s/ Robert F. Hendrickson
Robert F. Hendrickson, Chair of the Compensation Committee For the Board of Directors

ACCEPTED AND AGREED this 22nd day of December, 2008:

/s/ Dr. Ronald S. Levy
Dr. Ronald S. Levy